    As filed with the Securities and Exchange Commission on August 28, 2002.

                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 --------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                          AMCAST INDUSTRIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)
                                 --------------

             OHIO                                           31-0258080
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                          Identification No.)

                          7887 WASHINGTON VILLAGE DRIVE
                               DAYTON, OHIO 45459
                                 (937) 291-7000
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive office)
                                 --------------
                          AMCAST INDUSTRIAL CORPORATION
                            1999 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                                 --------------
                              SAMUEL T. REES, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          7887 WASHINGTON VILLAGE DRIVE
                               DAYTON, OHIO 45459
                                 (937) 291-7000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 --------------

                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
                                                                                   Proposed Maximum
Title of Securities to       Amount to be             Proposed Maximum            Aggregate Offering            Amount of
    be Registered            Registered(1)(2)     Offering Price per Share(3)          Price(3)              Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
   Common Shares,
     no par value               425,000                     $3.41                      $1,449,250                   $134
---------------------------------------------------------------------------------------------------------------------------------

1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of Common Shares that may be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

2) There are also being registered hereunder an equal number of Series A Preferred Share Purchase Rights, which are currently attached to and transferable only with the Common Shares registered hereunder.

3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices for a Common Shares reported on the New York Stock Exchange on August 23, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The Registration Statement on Form S-8 (Reg. No. 333-35654) filed by Amcast Industrial Corporation, an Ohio corporation (the "Registrant"), is hereby incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on August 27, 2002.

                                        AMCAST INDUSTRIAL CORPORATION


                                        By /s/ Samuel T. Rees
                                          --------------------------------------
                                          Name: Samuel T. Rees
                                          Title: Vice President, General Counsel
                                                 and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                 TITLE


/s/ Byron O. Pond
-------------------------------------        Chairman of the Board and          August 27, 2002
Byron O. Pond                                Chief Executive Officer
                                             (Principal Executive Officer)
                                             and Director


/s/ Francis J. Drew
-------------------------------------        Vice President, Finance and        August 27, 2002
Francis J. Drew                              Chief Financial Officer
                                             (Principal Financial Officer)


/s/ Mark D. Mishler
-------------------------------------        Controller (Principal              August 27, 2002
Mark D. Mishler                              Accounting Officer)



                    *                        Director                           August 27, 2002
-------------------------------------
Walter E. Blankley



                    *                        Director                           August 27, 2002
-------------------------------------
Peter H. Forster


                    *                        Director                           August 27, 2002
-------------------------------------
Don R. Graber



                    *                        Director                           August 27, 2002
-------------------------------------
Joseph R. Grewe



                    *                        Director                           August 27, 2002
-------------------------------------
Leo W. Ladehoff



                    *                        Director                           August 27, 2002
-------------------------------------
Bernard G. Rethore



                    *                        Director                           August 27, 2002
-------------------------------------
William G. Roth



                    *                        Director                           August 27, 2002
-------------------------------------
R. William Van Sant

* The undersigned, by signing his name hereto, does hereby execute this registration statement on behalf of the directors of the registrant indicated above by asterisks, pursuant to powers of attorney duly executed by such directors and incorporated by reference as an exhibit to this registration statement.



                                        /s/ Samuel T. Rees
                                        ----------------------------------------
                                        Samuel T. Rees
                                        Attorney-In-Fact
                                        August 27, 2002



                                INDEX TO EXHIBITS

(4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

     *4.1      Articles of Incorporation, as amended, of Amcast Industrial
               Corporation.

     *4.2      Code of Regulations of Amcast Industrial Corporation.

      4.3 Amended and Restated Rights Agreement, dated as of February 24,1998, between Amcast Industrial Corporation and First Chicago Trust Company of New York, as Rights Agent (filed as Exhibit 1 to Amendment No. 1 to the Company's Registration Statement on Form 8-A filed with the SEC on February 25, 1998 and incorporated by reference herein).

     *4.4 Amcast Industrial Corporation 1999 Stock Incentive Plan, as amended.

(5)  OPININON RE LEGALITY

     *5.1 Opinion of Thompson Hine LLP with respect to the legality of the securities being registered.

(23) CONSENTS OF EXPERTS AND COUNSEL

     *23.1     Consent of Ernst & Young LLP.

     *23.2 Consent of Thompson Hine LLP (contained in their opinion filed as Exhibit 5.1).

(24) POWERS OF ATTORNEY

     *24.1 Power of Attorney granted by each director whose name was signed to this registration statement by power of attorney.



-----------------------
* Filed herewith.